Exhibit 10.26
PARTICIPATION AGREEMENT

2007 Equity Plan for Non-Employee Directors of HNI Corporation

This Participation Agreement (this "Agreement") between _________________________ (print name) ("Director") and HNI Corporation (the "Corporation") is for the period commencing January 1, ____ and ending December 31, _____, and is subject to all of the terms and conditions of the 2007 Equity Plan for Non-Employee Directors of HNI Corporation (the "Plan") and any successor plan.

I elect to receive ________% of my Director cash compensation paid in the form of HNI common stock in accordance with the terms of the Plan.

Dated ________________________, _____.

Director

Please complete this Agreement and return it to the Corporation's Vice President, Member & Community Relations, before January 1, _____ should you wish to participate.

Received and accepted by HNI Corporation this   day of_____________, ______.

HNI Corporation

By:
Name:
Title: